EXHIBIT 23.3


                     CONSENT OF INDEPENDENT ACCOUNTANTS

          We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Sycamore Netwoks, Inc. of our report dated June 4, 2000 relating to the financial statements of Sirocco Systems, Inc., a development stage company, which appears in Amendment No. 1 to the Registration Statement on Form S-4 of Sycamore Networks, Inc.


/s/ PriceWaterhouseCoopers LLP

Hartford, Connecticut
September 7, 2000